UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

Myomo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor
Boston, MA	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2024, Myomo, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as the underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $5.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Prospectus Supplement (as defined below), to purchase an additional 450,000 shares of Common Stock, at the public offering price, less the underwriting discounts and commissions, which the Underwriter exercised in full on December 5, 2024. The Company expects the Offering to close on December 6, 2024, subject to the satisfaction of customary closing conditions.

The Company estimates that the net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $15.8 million. The Company expects to use the net proceeds from the Offering, together with its existing cash and cash equivalents, to accelerate its revenue growth by funding an increase in advertising expenses and headcount to support the expected revenue growth in the Company’s direct billing channel, along with investments in systems to support growth in the orthotics and prosthetics (O&P) channel and in scaling the Company’s operations. In addition, the Company expects the net proceeds will be used to fund product development and sustaining engineering activities to enhance the current MyoPro product line and to develop the next generation of the Company’s products, with the remainder for working capital and general corporate purposes.

The Offering is being made pursuant to a prospectus supplement, dated December 4, 2024 (the “Prospectus Supplement”), filed with the SEC on December 5, 2024 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-281311), filed with the SEC on August 6, 2024, as amended, and declared effective by the SEC on August 28, 2024.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of Common Stock in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On December 4, 2024, the Company issued a press release announcing the launch of the Offering, and on December 5, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering, the timing and certainty of completion of the Offering and the anticipated use of proceeds from the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 4, 2024, by and between Myomo, Inc. and Craig-Hallum Capital Group LLC.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)

99.1	Press release issued by Myomo, Inc. on December 4, 2024

99.2	Press release issued by Myomo, Inc. on December 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2024

MYOMO, INC.

	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer